Prospectus Supplement                                   Filed Pursuant To
To Prospectus Dated                                       Rule 424 (b)(3)
June 18, 1999                                  Registration No. 333-72829




                           12,394,094 Shares




               SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



                             Common Stock

                           _________________



     This Prospectus Supplement relates to the resale by certain holders (the "Selling Securityholders") of shares of common stock, $.001 par value, of Sunrise.


     This Prospectus Supplement should be read in conjunction with the Prospectus dated June 18, 1999, which is to be delivered with this Prospectus Supplement. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.


     The information in the table appearing under the heading "Selling Securityholders" in the Prospectus is amended to include the information appearing in the table below:




                                Common Shares                                     Common Shares
                             Beneficially Owned             Numbers of           Beneficially Owned
                           Prior to the Offering (1)      Shares Held of       After the Offering (1)
                          ---------------------------      Record to be      ---------------------------
                           Number of       Percent of      Sold in the        Number of       Percent of
                            Shares           Class           Offering          Shares           Class
                           ---------       ----------     --------------     ----------       ----------
Donald R. Sanders,
 IRA, CIBC
 Oppenheimer Corp.
 as Custodian(2). .          730,766             1.58            570,766        160,000              *
Future Vision Ltd.
 (2). . . . . . . .          185,000              *              185,000            -                *
Suname Trading
 Co.(2) . . . . . .           25,000              *               25,000            -                *
Wise Childrens
  Trust (2) . . . .           15,000              *               15,000            -                *


--------------------

     *     Less than one percent

     (1)   Determined as of December 31, 1999 with respect to shares listed in this Prospectus Supplement.

     (2)   Some or all of the shares being registered for this investor are currently represented by warrants exercisable for our common stock at the sole discretion of the Selling Securityholder.




     AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES. THEY HAVE NOT DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         ____________________


      The date of this Prospectus Supplement is January 20, 2000.